EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
RECORD FIRST QUARTER 2022 RESULTS
CHANDLER, AZ – May 5, 2022 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended March 31, 2022.  Highlights include:
•Net sales increased 21% year over year to a record $2.65 billion
•Gross profit increased 14% year over year to $378.9 million
•Earnings from operations increased 19% year over year to $79.8 million
•Adjusted earnings from operations increased 31% year over year to $89.6 million
•Diluted earnings per share of $1.53 increased 30% year over year
•Adjusted diluted earnings per share of $1.81 increased 39% year over year

In the first quarter of 2022, net sales increased 21%, year over year. Gross profit increased 14% while gross margin contracted 80 basis points to 14.3% compared to the first quarter of 2021.  Earnings from operations of $79.8 million increased 19% compared to $67.0 million in the first quarter of 2021.  Adjusted earnings from operations of $89.6 million increased 31% compared to $68.3 million in the first quarter of 2021.  Diluted earnings per share for the quarter was $1.53, up 30%, year over year, and Adjusted diluted earnings per share was $1.81, up 39% year over year.

“I am very pleased with our performance in the quarter as we delivered a record Q1 for revenue, gross profit and Adjusted diluted earnings per share,” stated Joyce Mullen, President and Chief Executive Officer.  “With supply constraints somewhat easing for devices, we recorded higher than expected hardware net sales and product demand remained healthy,” stated Mullen.
KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the first quarter of 2022 of $2.65 billion increased 21%, year over year, when compared to the first quarter of 2021. Product net sales increased 22% year over year and services net sales increased 14%, year over year.
•Net sales in North America increased 25%, year over year, to $2.06 billion;
◦Product net sales increased 26%, year over year, to $1.79 billion;
◦Services net sales increased 15%, year over year, to $271.6 million;
•Net sales in EMEA increased 11%, year over year, to $531.4 million; and
•Net sales in APAC decreased 8%, year to year, to $54.9 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were up 22%, year over year, with growth in net sales in North America and EMEA of 25% and 17%, respectively, year over year, offset by a decline in APAC of 3%, year to year.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased to $378.9 million, an increase of 14% compared to the first quarter of 2021, with consolidated gross margin contracting 80 basis points to 14.3% of net sales. Product gross profit increased 18%, year over year and services gross profit increased 10%, year over year.
•Gross profit in North America increased 18%, year over year, to $300.1 million (14.5% gross margin);
•Gross profit in EMEA decreased 2%, year to year, to $64.8 million (12.2% gross margin); and
•Gross profit in APAC increased 17%, year over year, to $14.0 million (25.5% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 16%, year over year, with gross profit growth in North America, EMEA and APAC of 18%, 3% and 23%, respectively, year over year.
•Consolidated earnings from operations increased 19% compared to the first quarter of 2021 to $79.8 million, or 3.0% of net sales.
•Earnings from operations in North America increased 20%, year over year, to $64.6 million, or 3.1% of net sales;
•Earnings from operations in EMEA increased 13%, year over year, to $11.4 million, or 2.1% of net sales; and
•Earnings from operations in APAC increased 30%, year over year, to $3.9 million, or 7.1% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 20%, year over year, with increased earnings from operations in North America, EMEA and APAC of 20%, 17% and 34%, respectively, year over year.
•Adjusted earnings from operations increased 31% compared to the first quarter of 2021 to $89.6 million, or 3.4% of net sales.
•Adjusted earnings from operations in North America increased 34%, year over year, to $72.6 million, or 3.5% of net sales;
•Adjusted earnings from operations in EMEA increased 16%, year over year, to $12.9 million, or 2.4% of net sales; and
•Adjusted earnings from operations in APAC increased 28%, year over year, to $4.0 million, or 7.3% of net sales.
•Consolidated net earnings and diluted earnings per share for the first quarter of 2022 were $56.6 million and $1.53, respectively, at an effective tax rate of 24.1%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the first quarter of 2022 were $63.9 million and $1.81, respectively.
In discussing financial results for the three months ended March 31, 2022 and 2021 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2022, the Company expects to deliver low double digit net sales growth and Adjusted diluted earnings per share is expected to be between $7.95 and $8.15.
This outlook assumes
•interest expense between $30 and $35 million;
•an effective tax rate of 24% to 25% for the full year 2022;
•capital expenditures of $65 to $70 million including final completion of our new corporate headquarters; and
•an average share count for the full year of 35.6 million shares.
This outlook excludes acquisition-related intangibles amortization expense of approximately $31 million, assumes no acquisition-related or severance and restructuring expenses, and no significant change in our debt instruments or the macro economic outlook.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2022 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss first quarter 2022 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable. Adjusted net earnings and Adjusted diluted earnings per share for the three months ended March 31, 2021 also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. Effective January 1, 2022, the Company adopted ASU 2020-06 and no longer records amortization of debt discount associated with the convertible senior notes. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the first quarter of 2022 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA includes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangibles, (v) non-cash stock based compensation, (vi) severance and restructuring expenses and (vii) certain executive recruitment and hiring related expenses. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, and (iii) the tax effects of each of these items, as applicable.  Adjusted ROIC for the three months ended March 31, 2021 also excludes (i) certain acquisition and integration related expenses, (ii) impairment of construction in progress, (iii) loss on sale of property, (iv) litigation settlement proceeds, and (v) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021	change
Insight Enterprises, Inc.
Net sales:
Products	$2,310,287	$1,893,020	22%
Services	$340,563	$300,048	14%
Total net sales	$2,650,850	$2,193,068	21%
Gross profit	$378,861	$331,474	14%
Gross margin	14.3%	15.1%	(80 bps)
Selling and administrative expenses	$297,640	$271,190	10%
Severance and restructuring expenses	$1,372	$(6,740)	> 100%
Earnings from operations	$79,849	$67,024	19%
Net earnings	$56,631	$43,168	31%
Diluted earnings per share	$1.53	$1.18	30%

North America
Net sales:
Products	$1,792,866	$1,418,227	26%
Services	$271,639	$236,554	15%
Total net sales	$2,064,505	$1,654,781	25%
Gross profit	$300,084	$253,489	18%
Gross margin	14.5%	15.3%	(80 bps)
Selling and administrative expenses	$235,220	$206,806	14%
Severance and restructuring expenses	$304	$(7,238)	> 100%
Earnings from operations	$64,560	$53,921	20%

Sales Mix			**
Hardware	70%	67%	31%
Software	17%	19%	11%
Services	13%	14%	15%
	100%	100%	25%

EMEA
Net sales:
Products	$483,025	$430,394	12%
Services	$48,408	$48,442	—
Total net sales	$531,433	$478,836	11%
Gross profit	$64,770	$66,035	(2%)
Gross margin	12.2%	13.8%	(160 bps)
Selling and administrative expenses	$52,326	$55,447	(6%)
Severance and restructuring expenses	$1,068	$498	> 100%
Earnings from operations	$11,376	$10,090	13%

Sales Mix			**
Hardware	40%	41%	7%
Software	51%	49%	16%
Services	9%	10%	—
	100%	100%	11%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021	change
APAC
Net sales:
Products	$34,396	$44,399	(23)%
Services	$20,516	$15,052	36%
Total net sales	$54,912	$59,451	(8)%
Gross profit	$14,007	$11,950	17%
Gross margin	25.5%	20.1%	540 bps
Selling and administrative expenses	$10,094	$8,937	13%
Severance and restructuring expenses	$—	$—	—
Earnings from operations	$3,913	$3,013	30%

Sales Mix			**
Hardware	21%	16%	22%
Software	42%	59%	(35)%
Services	37%	25%	36%
	100%	100%	(8)%
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to the Company’s future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on the Company, the Company’s future financial performance and results of operations, including net sales growth, Adjusted diluted earnings per share, Adjusted selling and administrative expenses, the Company’s anticipated effective tax rate, capital expenditures, expected average share count, the Company’s expectations that note holders will not convert the Company’s convertible senior notes in the near term, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints pipeline, and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021:
•actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•the Company’s reliance on its partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•the Company’s ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;
•general economic conditions, economic uncertainties and changes in geopolitical conditions;
•changes in the IT industry and/or rapid changes in technology;
•supply constraints for hardware, including devices;
•accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•the Company’s reliance on independent shipping companies;
•the risks associated with the Company’s international operations;
•natural disasters or other adverse occurrences;
•disruptions in the Company’s IT systems and voice and data networks;
•cyberattacks or breaches of data privacy and security regulations;
•intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•legal proceedings, client audits and failure to comply with laws and regulations;
•failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•the Company’s potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Company’s convertible senior notes, which has been triggered, may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the convertible senior notes;
•risks associated with the discontinuation of LIBOR as a benchmark rate;
•increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;
•possible significant fluctuations in the Company’s future operating results as well as seasonality and variability in client demands;

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•the Company’s dependence on certain key personnel and the Company’s ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including the achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Net sales:
Products	$2,310,287	$1,893,020
Services	340,563	300,048
Total net sales	2,650,850	2,193,068
Costs of goods sold:
Products	2,107,209	1,721,258
Services	164,780	140,336
Total costs of goods sold	2,271,989	1,861,594
Gross profit	378,861	331,474
Operating expenses:
Selling and administrative expenses	297,640	271,190
Severance and restructuring expenses, net	1,372	(6,740)
Earnings from operations	79,849	67,024
Non-operating (income) expense:
Interest expense, net	8,068	9,969
Other (income) expense, net	(2,843)	388
Earnings before income taxes	74,624	56,667
Income tax expense	17,993	13,499
Net earnings	$56,631	$43,168

Net earnings per share:
Basic	$1.62	$1.23
Diluted	$1.53	$1.18

Shares used in per share calculations:
Basic	34,974	35,199
Diluted	36,981	36,699

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$114,758	$103,840
Accounts receivable, net	3,025,699	2,936,732
Inventories	383,401	328,101
Other current assets	244,383	199,638
Total current assets	$3,768,241	$3,568,311

Property and equipment, net	189,722	176,263
Goodwill	429,215	428,346
Intangible assets, net	207,116	214,788
Other assets	255,494	301,372
	$4,849,788	$4,689,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,623,651	$1,779,854
Accounts payable – inventory financing facilities	318,433	311,878
Accrued expenses and other current liabilities	390,703	423,489
Current portion of long-term debt	344,903	36
Total current liabilities	2,677,690	2,515,257

Long-term debt	373,018	361,570
Deferred income taxes	36,631	47,073
Other liabilities	223,258	255,953
	3,310,597	3,179,853
Stockholders’ equity:
Preferred stock	—	—
Common stock	351	349
Additional paid-in capital	321,959	368,282
Retained earnings	1,242,110	1,167,690
Accumulated other comprehensive loss – foreign currency translation adjustments	(25,229)	(27,094)
Total stockholders’ equity	1,539,191	1,509,227
	$4,849,788	$4,689,080

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$56,631	$43,168
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	13,314	14,222
Provision for losses on accounts receivable	1,031	2,178
Non-cash stock-based compensation	5,007	4,716
Deferred income taxes	(1,715)	643
Amortization of debt discount and issuance costs	1,623	4,172
Other adjustments	(106)	(7,617)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(103,326)	93,485
Increase in inventories	(57,876)	(67,946)
Decrease in other assets	4,111	16,759
Decrease in accounts payable	(137,144)	(25,315)
Decrease in accrued expenses and other liabilities	(65,789)	(35,759)
Net cash (used in) provided by operating activities	(284,239)	42,706
Cash flows from investing activities:
Proceeds from sale of assets	—	27,211
Purchases of property and equipment	(25,745)	(7,847)
Net cash (used in) provided by investing activities	(25,745)	19,364
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	1,151,440	897,848
Repayments on ABL revolving credit facility	(831,440)	(921,848)
Net borrowings (repayments) under inventory financing facilities	6,692	(17,782)
Other payments	(6,738)	(7,485)
Net cash provided by (used in) financing activities	319,954	(49,267)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	969	(2,445)
Increase in cash, cash equivalents and restricted cash	10,939	10,358
Cash, cash equivalents and restricted cash at beginning of period	105,977	130,582
Cash, cash equivalents and restricted cash at end of period	$116,916	$140,940

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$79,849	$67,024
Amortization of intangible assets	7,925	8,041
Other	1,783	(6,740)
Adjusted non-GAAP consolidated EFO	$89,557	$68,325

GAAP EFO as a percentage of net sales	3.0%	3.1%
Adjusted non-GAAP EFO as a percentage of net sales	3.4%	3.1%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$56,631	$43,168
Amortization of intangible assets	7,925	8,041
Amortization of debt discount and issuance costs	—	2,983
Other	1,783	(6,740)
Income taxes on non-GAAP adjustments	(2,400)	(919)
Adjusted non-GAAP consolidated net earnings	$63,939	$46,533

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.53	$1.18
Amortization of intangible assets	0.21	0.22
Amortization of debt discount and issuance costs	—	0.08
Other	0.05	(0.18)
Income taxes on non-GAAP adjustments	(0.06)	(0.03)
Impact of benefit from note hedge	0.08	0.03
Adjusted non-GAAP diluted EPS	$1.81	$1.30

Shares used in diluted EPS calculation	36,981	36,699
Impact of benefit from note hedge	(1,677)	(1,039)
Shares used in Adjusted non-GAAP diluted EPS calculation	35,304	35,660

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$64,560	$53,921
Amortization of intangible assets	7,348	7,417
Other	715	(7,238)
Adjusted non-GAAP EFO from North America segment	$72,623	$54,100

GAAP EFO as a percentage of net sales	3.1%	3.3%
Adjusted non-GAAP EFO as a percentage of net sales	3.5%	3.3%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$11,376	$10,090
Amortization of intangible assets	457	496
Other	1,068	498
Adjusted non-GAAP EFO from EMEA segment	$12,901	$11,084

GAAP EFO as a percentage of net sales	2.1%	2.1%
Adjusted non-GAAP EFO as a percentage of net sales	2.4%	2.3%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$3,913	$3,013
Amortization of intangible assets	120	128
Adjusted non-GAAP EFO from APAC segment	$4,033	$3,141

GAAP EFO as a percentage of net sales	7.1%	5.1%
Adjusted non-GAAP EFO as a percentage of net sales	7.3%	5.3%

Adjusted EBITDA:
GAAP consolidated net earnings	$56,631	$43,168
Interest expense	8,348	10,086
Income tax expense	17,993	13,499
Depreciation and amortization of property and equipment	5,389	6,181
Amortization of intangible assets	7,925	8,041
Non-cash stock-based compensation	5,007	4,716
Other	1,783	(6,740)
Adjusted non-GAAP EBITDA	$103,076	$78,951

GAAP consolidated net earnings as a percentage of net sales	2.1%	2.0%
Adjusted non-GAAP EBITDA as a percentage of net sales	3.9%	3.6%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended March 31,
	2022	2021
Adjusted return on invested capital:
GAAP consolidated EFO	$344,886	$285,736
Other	6,889	2,928
Adjusted non-GAAP consolidated EFO*	351,775	288,664
Income tax expense**	91,462	75,053
Adjusted non-GAAP consolidated EFO, net of tax	$260,313	$213,611
Average stockholders’ equity***	$1,456,467	$1,269,282
Average debt***	501,639	468,330
Average cash***	(114,503)	(111,766)
Invested Capital	$1,843,603	$1,625,846

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	13.84%	13.01%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	14.12%	13.14%
*The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets. This calculation remains consistent with the metric utilized in management’s compensation plan.
**    Assumed tax rate of 26.0%.
***    Average of previous five quarters.
****    Computed as GAAP consolidated EFO, net of tax of $89,670 and $74,291 for the twelve months ended March 31, 2022 and 2021, respectively, divided by invested capital.
*****    Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
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